SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2006

GOLDEN PATRIOT, CORP.

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(Exact name of registrant as specified in its charter)

NEVADA	98-0216152
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3000 Marcus Avenue Suite 3W4 New Hyde Park, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	212-760-0500

Commission File Number: 000-33065

_________________________	____________
(Former name or former address,	(Zip Code)
if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

 ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to announce we have been notified by Ashworth Explorations Ltd. (the exploration contractor) that operations are re-commencing on our Lucky Boy Uranium Prospect.  To date 500 MMI (mobile metal ion) samples have been sent to the SGS Canada Inc. in Toronto for analysis.  The results of these samples are expected back within the next two weeks, at which time they will be interpreted to map out the next phase of exploration on the project.  According to President Bush’s state of the union speech on Tuesday night, "nuclear is foremost on the energy agenda of the United States."

Bradley Rudman, our president stated, “This is absolutely great news that we are expecting samples back from the lab and will be re-commencing exploration operations on the Lucky Boy Uranium Prospect.  Our timing could not be better to get operations back underway as uranium prices have steadily moved higher this year and are now at 25 year highs.  Considering the Lucky Boy uranium mine is a past producing mine, if this prospect is successful this could make GPTC potentially one of if not smallest market capitalized uranium producers.  We feel that 2006 will be a turn around year for GPTC.”

The Lucky Boy Uranium Project consists of 14 BLM claims and an 80 acre State Lease contiguous to the claims. The Lucky Boy Project is a past producer and was one of the first producing uranium mines in the state of Arizona. The Lucky Boy Uranium Project is at the site of the old Lucky Boy mine. The Lucky Boy mine, using heap leaching and ion exchange recovery, produced about 5,000,000 pounds of uranium ore in the 1950's.

In the past few years, the contracted price at which energy companies purchase uranium has more than doubled, as stockpiles and scraps supplies have dried up.  On the demand side, more material will be needed to fuel a new wave of environment friendly nuclear power generators are permitted to satisfy global energy demand. The rift between uranium mining and the needs of nuclear power plants has been stable for the last decade at around 40-45 percent. According to iNi data, between 1985 and 2003 commercial reserves of uranium in the world diminished by 50%, only 55%of the uranium consumed in 2003 had been mined that year. However, uranium reserves are being depleted with every passing year.  Currently the uranium price is at 25 year highs at $37.50.

We hold under an option agreement the right to acquire 100% interest in the Lucky Boy Uranium Project in Arizona, subject to Rodinia Minerals Inc.’s option to acquire as much as 40% interest subject to certain terms and conditions. Uranium has been mined from the Lucky Boy Project in the past. The Lucky Boy Project was one of the first producing uranium mines in the state of Arizona.  Our joint venture partner on the Gold View Gold Prospect has informed us that the property does not meet their exploration requirements at this time and that the property is in good standing, giving us 100% interest in this prospect.

To receive timely updates and information on any future developments as they occur please send an email to info@goldenpatriotcorp.com.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Bradley Rudman

__________________________________

Bradley Rudman

President, Chief Financial Officer & Director

Date:         February 10, 2006